Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:	Troy Kirkpatrick (614) 757-6225 troy.kirkpatrick@cardinalhealth.com	Investors:	Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS SECOND-QUARTER RESULTS

•	Revenue increases 2 percent to $25 billion

•	Earnings from continuing operations of $215 million, or $0.61 per diluted share

•	Non-GAAP earnings from continuing operations[1] of $243 million or $0.69 per diluted share[2]

•	Full-year outlook for non-GAAP diluted EPS from continuing operations raised to $2.54 to $2.60 from previous range of $2.38 to $2.48

DUBLIN, Ohio, Feb. 3, 2011 — Cardinal Health today reported a 2 percent increase in fiscal 2011 second-quarter revenue to $25.4 billion and a 21 percent increase in non-GAAP diluted earnings per share (EPS) from continuing operations to $0.69. On a GAAP basis, EPS from continuing operations declined 5 percent to $0.61, reflecting prior-year gains from the sale of CareFusion stock and a litigation benefit, as well as acquisition-related costs in the current quarter.

“We continued the momentum from our first quarter to close out the first half of our fiscal year in a position of strength,” said George Barrett, chairman and chief executive officer of Cardinal Health. “Our organization continues to execute well on our priorities. The Pharmaceutical segment had an excellent quarter with double-digit profit growth over the prior year. Our Medical segment faced commodity pressures and a light flu season compared to the prior year, resulting in flat year-over-year profit contribution for the quarter, but the segment achieved favorable sequential performance versus the first quarter.

“Our second quarter included the completion of two, strategic acquisitions which, along with our recent move in specialty, will provide immediate contribution to our earnings and will better position the company for future growth. We completed the acquisition of Kinray, which dramatically increases our presence in the independent pharmacy community by adding approximately 2,000 pharmacy customers, and we closed our acquisition of Yong Yu in China. Yong Yu provides us with an outstanding platform in one of the most important and rapidly growing health care markets in the world.

“Based on our strong performance in the first half of fiscal 2011 and the anticipated contributions from our recent acquisitions, we are increasing our full-year guidance range for non-GAAP diluted EPS from continuing operations to $2.54 to $2.60.”

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Cardinal Health

Q2 FY11 SUMMARY

	Q2 FY11	Q2 FY10	Y/Y
Revenue	$25.4 billion	$24.9 billion	2%
Operating Earnings	$344 million	$367 million	(6)%
Non-GAAP Operating Earnings[3]	$378 million	$358 million	5%
Earnings from Continuing Operations	$215 million	$230 million	(7)%
Non-GAAP Earnings from Continuing Operations	$243 million	$207 million	17%
Diluted EPS from Continuing Operations	$0.61	$0.64	(5)%
Non-GAAP Diluted EPS from Continuing Operations	$0.69	$0.57	21%

Non-GAAP diluted EPS from continuing operations benefited from a lower-than-usual tax rate and fewer shares outstanding. Second-quarter GAAP earnings from continuing operations were $215 million or $0.61 per share. GAAP results include a net, after-tax dilutive impact of $0.08 per share, primarily from acquisition-related costs in the quarter. Prior year GAAP results also included the gain on the sale of CareFusion stock and the benefit from a previously disclosed insurance recovery related to resolved litigation.

SEGMENT RESULTS

Pharmaceutical Segment

Revenue for the Pharmaceutical segment increased 2 percent to $23.2 billion primarily driven by a 6 percent increase in sales to non-bulk customers. Segment profit increased 11 percent to $289 million reflecting the contribution from stronger generic sales and sourcing initiatives, including the impact of generic launches. Sales under the SOURCESM Generics program increased 31 percent. The segment also benefited from excellent performance within the Specialty Solutions business.

	Q2 FY11	Q2 FY10	Y/Y
Revenue	$23.2 billion	$22.7 billion	2%
Segment Profit	$289 million	$260 million	11%

Medical Segment

Revenue for the Medical segment declined 1 percent to $2.2 billion, primarily driven by previously disclosed fiscal 2010 customer losses and a strong flu season in the prior-year period. Segment profit was $102 million, even with the prior year, resulting from cost reductions that offset the negative impact of commodity price increases on the cost of products sold and lower sales of flu-related products compared to the prior-year period. Segment results were also dampened by sluggish in-patient procedural volumes.

	Q2 FY11	Q2 FY10	Y/Y
Revenue	$2.21 billion	$2.23 billion	(1)%
Segment Profit	$102 million	$103 million	—

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Cardinal Health

ADDITIONAL SECOND-QUARTER AND RECENT HIGHLIGHTS

•	Early renewal of a distribution agreement with Walgreens to supply pharmaceuticals to its national network of retail pharmacies.

•	Signed agreements with Highmark Blue Cross Blue Shield, AmeriHealth and CareFirst Blue Cross Blue Shield for P4 Pathways programs.

•	Approval of a new, three-year $750 million authorization to repurchase Cardinal Health common shares.

•	Issuance of $500 million in 4.625 percent notes due in 2020.

CONFERENCE CALL

Cardinal Health will host a webcast and conference call today at 8:30 a.m. EST to discuss second-quarter results and its future outlook. To access the call and corresponding slide presentation, go to the Investor page at cardinalhealth.com/investors or dial 857-350-1669 passcode 24786608. Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting. The audio replay will also be available until March 3 by dialing 617-801-6888, passcode 67121871.

UPCOMING WEBCAST EVENTS

•	UBS 21st Annual Global Healthcare Services Conference on Feb. 7 at 11:30 a.m. EST at the Grand Hyatt in New York.

•	Citi 2011 Global Health Care Conference on March 1 at 8:30 a.m. EST at the New York Hilton.

•	Barclays Capital 2011 Global Healthcare Conference on March 16 at 9 a.m. EST at the Loews Hotel in Miami.

At these events, Cardinal Health executives will discuss the company’s diverse products and services, company performance and strategies for continued growth. To access more details and live webcasts of these events, including remarks, go to the Investors page at cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $99 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers and physician offices focus on patient care while reducing costs, improving efficiency and quality, and increasing profitability. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 60,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation’s largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #17 on the Fortune 500, Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com.

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Cardinal Health

[1]

Non-GAAP earnings from continuing operations: Earnings from continuing operations excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spinoff Costs (as defined at the end of the attached tables), and (6) gain on sale of CareFusion stock, each net of tax.

[2]	Non-GAAP diluted EPS from continuing operations: Non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.
[3]

Non-GAAP operating earnings: Operating earnings excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, and (5) Other Spinoff Costs included within distribution, selling, general and administrative expenses.

A reconciliation of the differences between these non-GAAP financial measures and their most directly comparable GAAP financial measures is provided in the attached tables and at cardinalhealth.com.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, analyst presentations and financial information regarding Cardinal Health is routinely posted and accessible on the Investors page at cardinalhealth.com.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include (but are not limited to) uncertainties related to demand for Cardinal Health’s products and services; uncertainties relating to Cardinal Health’s ability to retain customers and employees of acquired businesses, including Kinray and Yong Yu, to successfully integrate the acquired businesses into Cardinal Health’s operations, and to achieve the expected benefits from the acquired businesses; uncertainties due to government health care reform including the recently enacted federal health care reform legislation; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; the timing of generic and branded pharmaceutical introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health care products and/or services; the effects of any investigation by any regulatory authority, including with respect to compliance with the Foreign Corrupt Practices Act. In addition, Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports. This news release reflects management’s views as of Feb. 3, 2011. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Second Quarter
(in millions, except per Common Share amounts)	2011	2010	% Change

Revenue	$25,371.8	$24,919.7	2%
Cost of products sold	24,377.6	23,962.0	2%

Gross margin	994.2	957.7	4%
Operating expenses
Distribution, selling, general and administrative expenses	621.9	605.2	3%
Restructuring and employee severance	2.6	10.2	N.M.
Acquisition related costs	18.0	0.5	N.M.
Impairments and loss on sale of assets	1.7	0.4	N.M.
Litigation (credits)/charges, net	6.1	(25.4)	N.M.

Operating earnings	343.9	366.8	(6)%

Other income, net	(5.8)	(5.6)	3%
Interest expense, net	21.9	27.4	(20)%
Gain on sale of investment in CareFusion	—	(20.0)	N.M.

Earnings before income taxes and discontinued operations	327.8	365.0	(10)%

Provision for income taxes	112.8	134.8	(16)%

Earnings from continuing operations	215.0	230.2	(7)%

Earnings from discontinued operations (net of tax expense of $0.0 million and $2.4 million for the second quarter of fiscal 2011 and 2010, respectively)	0.4	4.3	N.M.

Net earnings	$215.4	$234.5	(8)%

Basic earnings per Common Share:
Continuing operations	$0.62	$0.64	(3)%
Discontinued operations	—	0.01	N.M.

Net basic earnings per Common Share	$0.62	$0.65	(5)%

Diluted earnings per Common Share:
Continuing operations	$0.61	$0.64	(5)%
Discontinued operations	—	0.01	N.M.

Net diluted earnings per Common Share	$0.61	$0.65	(6)%

Weighted average number of Common Shares outstanding:
Basic	347.6	359.0
Diluted	350.7	361.0

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Year-to-Date
(in millions, except per Common Share amounts)	2011	2010	% Change

Revenue	$49,809.3	$49,700.4	—
Cost of products sold	47,852.9	47,833.9	—

Gross margin	1,956.4	1,866.5	5%
Operating expenses
Distribution, selling, general and administrative expenses	1,213.8	1,191.3	2%
Restructuring and employee severance	4.4	69.8	N.M.
Acquisition related costs	19.3	0.6	N.M.
Impairments and loss on sale of assets	3.6	24.0	N.M.
Litigation (credits)/charges, net	7.5	(25.9)	N.M.

Operating earnings	707.8	606.7	17%

Other income, net	(13.2)	(14.5)	(9)%
Interest expense, net	43.9	61.3	(28)%
Loss on extinguishment of debt	—	39.9	N.M.
Gain on sale of investment in CareFusion	(74.8)	(20.0)	N.M.

Earnings before income taxes and discontinued operations	751.9	540.0	39%

Provision for income taxes	242.6	371.6	(35)%

Earnings from continuing operations	509.3	168.4	202%

Earnings from discontinued operations (net of tax expense of $0.0 million and $28.4 million for the fiscal 2011 and 2010 year-to-date, respectively)	0.9	27.9	N.M.

Net earnings	$510.2	$196.3	160%

Basic earnings per Common Share:
Continuing operations	$1.46	$0.47	211%
Discontinued operations	—	0.08	N.M.

Net basic earnings per Common Share	$1.46	$0.55	165%

Diluted earnings per Common Share:
Continuing operations	$1.45	$0.47	209%
Discontinued operations	—	0.07	N.M.

Net diluted earnings per Common Share	$1.45	$0.54	169%

Weighted average number of Common Shares outstanding:
Basic	348.2	359.1
Diluted	351.3	361.1

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	December 31, 2010	June 30, 2010
	(UNAUDITED)

Assets
Cash and equivalents	$1,348.0	$2,755.3
Trade receivables, net	5,825.3	5,170.6
Inventories	8,314.2	6,355.9
Prepaid expenses and other	789.5	637.1

Total current assets	16,277.0	14,918.9

Property and equipment, net	1,484.8	1,468.8
Investment in CareFusion	—	691.5
Goodwill and other intangibles, net	4,282.6	2,253.2
Other assets	805.3	657.8

Total assets	$22,849.7	$19,990.2

Liabilities and Shareholders’ Equity
Accounts payable	$11,778.8	$9,494.9
Current portion of long-term obligations and other short-term borrowings	289.9	233.2
Other accrued liabilities	1,562.4	1,809.5

Total current liabilities	13,631.1	11,537.6

Long-term obligations, less current portion	2,380.2	1,896.1
Deferred income taxes and other liabilities	1,417.0	1,280.4
Total shareholders’ equity	5,421.4	5,276.1

Total liabilities and shareholders’ equity	$22,849.7	$19,990.2

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Second Quarter		Year-to-Date
(in millions)	2011	2010	2011	2010

Cash Flows From Operating Activities:
Net earnings	$215.4	$234.5	$510.2	$196.3
Earnings from discontinued operations	(0.4)	(4.3)	(0.9)	(27.9)

Earnings from continuing operations	215.0	230.2	509.3	168.4
Adjustments to reconcile earnings from continuing operations to net cash from operations:
Depreciation and amortization	73.1	59.5	141.7	125.8
Loss on extinguishment of debt	—	—	—	39.9
Gain on sale of investment in CareFusion	—	(20.0)	(74.8)	(20.0)
Impairments and loss on sale of assets	1.7	0.4	3.6	24.0
Share-based compensation	21.0	20.1	42.4	42.1
Provision for bad debts	5.0	9.1	7.8	21.4
Change in operating assets and liabilities, net of effects from acquisitions:
Decrease/(increase) in trade receivables	163.8	985.3	(108.5)	269.2
Increase in inventories	(868.5)	(1,099.2)	(1,600.3)	(1,127.2)
Increase in accounts payable	729.8	496.1	1,762.8	1,499.2
Other accrued liabilities and operating items, net	(197.8)	(159.7)	(322.9)	(259.0)

Net cash provided by operating activities - continuing operations	143.1	521.8	361.1	783.8
Net cash provided by/(used in) operating activities - discontinued operations	0.5	2.3	(0.3)	146.8

Net cash provided by operating activities	143.6	524.1	360.8	930.6

Cash Flows From Investing Activities:
Acquisition of subsidiaries, net of cash acquired	(1,735.1)	—	(2,295.0)	(32.0)
Proceeds from sale of property and equipment	2.8	—	2.8	4.3
Additions to property and equipment	(64.1)	(42.9)	(126.1)	(79.9)
Purchase of held-to-maturity investment securities	(141.0)	—	(141.0)	—
Proceeds from sale of investment in CareFusion	—	135.0	705.9	135.0

Net cash provided by/(used in) investing activities - continuing operations	(1,937.4)	92.1	(1,853.4)	27.4
Net cash used in investing activities - discontinued operations	—	—	—	(9.9)

Net cash provided by/(used in) investing activities	(1,937.4)	92.1	(1,853.4)	17.5

Cash Flows From Financing Activities:
Reduction of long-term obligations	(9.0)	(350.4)	(9.4)	(1,484.9)
Proceeds from long-term obligations, net of issuance costs	494.5	—	494.5	—
Proceeds from issuance of Common Shares	16.7	9.2	10.9	27.9
Tax disbursements from exercises of stock options	(4.9)	—	(2.9)	(6.1)
Payment of premiums for debt extinguishment	—	—	—	(66.4)
Dividends on Common Shares	(67.7)	(63.0)	(138.0)	(127.2)
Purchase of treasury shares	—	(50.0)	(269.8)	(50.0)

Net cash provided by/(used in) financing activities - continuing operations	429.6	(454.2)	85.3	(1,706.7)
Net cash provided by financing activities - discontinued operations	—	—	—	1,283.8

Net cash provided by/(used in) financing activities	429.6	(454.2)	85.3	(422.9)

Net increase/(decrease) in cash and equivalents	(1,364.2)	162.0	(1,407.3)	525.2

Cash and equivalents at beginning of period	2,712.2	1,584.8	2,755.3	1,221.6

Cash and equivalents at end of period	$1,348.0	$1,746.8	$1,348.0	$1,746.8

CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

TOTAL COMPANY

	Second Quarter		Non-GAAP Second Quarter
(in millions)	2011	2010	2011	2010

Revenue
Amount	$25,372	$24,920
Growth Rate	2%	3%

Operating Earnings
Amount	$344	$367	$378	$358
Growth Rate	(6)%	17%	5%	6%

Earnings from Continuing Operations
Amount	$215	$230	$243	$207
Growth Rate	(7)%	36%	17%	13%

	Year-to-Date		Non-GAAP Year-to-Date
	2011	2010	2011	2010
Revenue
Amount	$49,809	$49,700
Growth Rate	0%	5%

Operating Earnings
Amount	$708	$607	$749	$681
Growth Rate	17%	1%	10%	5%

Earnings from Continuing Operations
Amount	$509	$168	$468	$401
Growth Rate	202%	(51)%	17%	14%

Refer to the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the non-GAAP balances.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Second Quarter			Second Quarter
(in millions)	2011	2010	(in millions)	2011	2010

PHARMACEUTICAL			MEDICAL

Revenue			Revenue
Amount	$23,168	$22,695	Amount	$2,209	$2,232
Growth Rate	2%	3%	Growth Rate	(1)%	9%
Mix	91%	91%	Mix	9%	9%

Segment Profit			Segment Profit
Amount	$289	$260	Amount	$102	$103
Growth Rate	11%	(1)%	Growth Rate	0%	38%
Mix	74%	72%	Mix	26%	28%
Segment Profit Margin	1.25%	1.14%	Segment Profit Margin	4.63%	4.59%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the three months ended December 31, 2010 was $25,372 million, which included total segment revenue of $25,377 million and Corporate revenue of $(5) million. Total consolidated revenue for the three months ended December 31, 2009 was $24,920 million, which included total segment revenue of $24,927 million and Corporate revenue of $(7) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the three months ended December 31, 2010 were $344 million, which included total segment profit of $391 million and Corporate loss of $(47) million. Total consolidated operating earnings for the three months ended December 31, 2009 were $367 million, which included total segment profit of $363 million and Corporate profit of $4 million. Corporate includes, among other things, restructuring and employee severance, acquisition related costs, impairments and loss on sale of assets, litigation (credits)/charges, net and certain investment spending that are not allocated to the segments.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Year-to-Date			Year-to-Date
(in millions)	2011	2010	(in millions)	2011	2010

PHARMACEUTICAL			MEDICAL

Revenue			Revenue
Amount	$45,441	$45,257	Amount	$4,378	$4,469
Growth Rate	0%	4%	Growth Rate	(2)%	9%
Mix	91%	91%	Mix	9%	9%

Segment Profit			Segment Profit
Amount	$586	$468	Amount	$185	$217
Growth Rate	25%	(2)%	Growth Rate	(15)%	26%
Mix	76%	68%	Mix	24%	32%
Segment Profit Margin	1.29%	1.03%	Segment Profit Margin	4.23%	4.86%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the six months ended December 31, 2010 was $49,809 million, which included total segment revenue of $49,819 million and Corporate revenue of $(10) million. Total consolidated revenue for the six months ended December 31, 2009 was $49,700 million, which included total segment revenue of $49,726 million and Corporate revenue of $(26) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the six months ended December 31, 2010 were $708 million, which included total segment profit of $771 million and Corporate loss of $(63) million. Total consolidated operating earnings for the six months ended December 31, 2009 were $607 million, which included total segment profit of $685 million and Corporate loss of ($78) million. Corporate includes, among other things, restructuring and employee severance, acquisition related costs, impairments and loss on sale of assets, litigation (credits)/charges, net and certain investment spending that are not allocated to the segments.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	Second Quarter		Year-to-Date
(in millions, except per Common Share amounts)	2011	2010	2011	2010

Restructuring and Employee Severance
Restructuring and employee severance	$(2.6)	$(10.2)	$(4.4)	$(69.8)
Tax benefit	1.1	2.5	1.7	19.8

Restructuring and employee severance, net of tax	$(1.5)	$(7.7)	$(2.7)	$(50.0)

Decrease to diluted EPS from continuing operations	—	(0.02)	(0.01)	(0.14)

Acquisition Related Costs
Acquisition related costs	$(18.0)	$(0.5)	$(19.3)	$(0.6)
Tax benefit	1.8	0.1	2.0	0.2

Acquisition related costs, net of tax	$(16.2)	$(0.4)	$(17.3)	$(0.4)

Decrease to diluted EPS from continuing operations	(0.05)	—	(0.05)	—

Impairments and Loss on Sale of Assets
Impairments and loss on sale of assets	$(1.7)	$(0.4)	$(3.6)	$(24.0)
Tax benefit	0.6	0.2	1.3	8.3

Impairments and loss on sale of asset, net of tax	$(1.1)	$(0.2)	$(2.3)	$(15.7)

Decrease to diluted EPS from continuing operations	—	—	(0.01)	(0.04)

Litigation (Credits)/Charges, Net
Litigation (credits)/charges, net	$(6.1)	$25.4	$(7.5)	$25.9
Tax benefit/(expense)	0.4	(9.6)	1.0	(9.8)

Litigation (credits)/charges, net, net of tax	$(5.7)	$15.8	$(6.5)	$16.1

Increase/(decrease) to diluted EPS from continuing operations	(0.02)	0.04	(0.02)	0.04

Other Spin-Off Costs
Other spin-off costs [1]	$(5.1)	$(5.3)	$(6.7)	$(47.6)
Tax benefit/(expense) [2]	1.9	1.4	2.5	(154.5)

Other spin-off costs, net of tax	$(3.2)	$(3.9)	$(4.2)	$(202.1)

Decrease to diluted EPS from continuing operations	(0.01)	(0.01)	(0.01)	(0.56)

Gain on Sale of CareFusion Stock
Gain on sale of CareFusion stock	$—	$20.0	$74.8	$20.0
Tax expense	—	—	—	—

Gain on sale of CareFusion stock, net of tax	$—	$20.0	$74.8	$20.0

Increase to diluted EPS from continuing operations	—	0.06	0.21	0.06

Weighted Average Number of Diluted Shares Outstanding	350.7	361.0	351.3	361.1

[1]

Other spin-off costs included in other income, net for the six months ended December 31, 2009 were $2.4 million. Other spin-off costs also included the $39.9 million loss on extinguishment of debt for the six months ended December 31, 2009. The remaining other spin-off costs are included within distribution, selling, general and administrative expenses for all periods presented.

[2]

For the six months ended December 31, 2009, the tax expense associated with the other spin-off costs included $171.9 million related to the anticipated repatriation of a portion of cash loaned to our entities within the United States.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	Second Quarter		Year-to-Date
	2011	2010	2011	2010

Days Sales Outstanding	19.7	17.5
Days Inventory on Hand	27.0	26.8
Days Payable Outstanding	38.3	35.5
Net Working Capital Days	8.4	8.8

Debt to Total Capital	33%	29%
Net Debt to Capital	20%	7%

Return on Equity	16.2%	18.5%	19.2%	6.2%
Non-GAAP Return on Equity	18.2%	16.6%	17.6%	16.1%

Effective Tax Rate from Continuing Operations	34.4%	36.9%	32.3%	68.8%
Non-GAAP Effective Tax Rate from Continuing Operations	32.8%	38.5%	34.9%	37.0%

Refer to the GAAP / Non-GAAP Reconciliation for non-GAAP calculations. Refer to DSO, DIOH and DPO below for definitions and calculation.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Second Quarter 2011

(in millions, except per Common Share amounts)	GAAP	Restructuring and Employee Severance	Acquisition Related Costs	Impairments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net	Other Spin-Off Costs	Gain on Sale of CareFusion Stock	Non-GAAP

Operating Earnings
Amount	$344	$3	$18	$2	$6	$5	—	$378
Growth Rate	(6)%							5%

Earnings Before Income Taxes and Discontinued Operations	$328	$3	$18	$2	$6	$5	—	$361

Provision for Income Taxes [1]	$113	$1	$2	$1	—	$2	—	$119

Earnings from Continuing Operations
Amount	$215	$2	$16	$1	$6	$3	—	$243
Growth Rate	(7)%							17%

Diluted EPS from Continuing Operations
Amount	$0.61	—	$0.05	—	$0.02	$0.01	—	$0.69
Growth Rate	(5)%							21%

	Second Quarter 2010

	GAAP	Restructuring and Employee Severance	Acquisition Related Costs	Impairments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net	Other Spin-Off Costs	Gain on Sale of CareFusion Stock	Non-GAAP

Operating Earnings
Amount	$367	$10	$1	—	($25)	$5	—	$358
Growth Rate	17%							6%

Earnings Before Income Taxes and Discontinued Operations	$365	$10	$1	—	($25)	$5	($20)	$336

Provision for Income Taxes [1]	$135	$3	—	—	($10)	$1	—	$129

Earnings from Continuing Operations
Amount	$230	$8	—	—	($16)	$4	($20)	$207
Growth Rate	36%							13%

Diluted EPS from Continuing Operations
Amount	$0.64	$0.02	—	—	($0.04)	$0.01	($0.06)	$0.57
Growth Rate	36%							12%

The sum of the components may not equal the total due to rounding.

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Year-to-Date 2011

(in millions, except per Common Share amounts)	GAAP	Restructuring and Employee Severance	Acquisition Related Costs	Impairments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net	Other Spin-Off Costs	Gain on Sale of CareFusion Stock	Non-GAAP

Operating Earnings
Amount	$708	$4	$19	$4	$8	$7	—	$749
Growth Rate	17%							10%

Earnings Before Income Taxes and Discontinued Operations	$752	$4	$19	$4	$8	$7	($75)	$719

Provision for Income Taxes [1]	$243	$2	$2	$1	$1	$3	—	$251

Earnings from Continuing Operations
Amount	$509	$3	$17	$2	$7	$4	($75)	$468
Growth Rate	202%							17%

Diluted EPS from Continuing Operations
Amount	$1.45	$0.01	$0.05	$0.01	$0.02	$0.01	($0.21)	$1.33
Growth Rate	209%							20%

	Year-to-Date 2010

	GAAP	Restructuring and Employee Severance	Acquisition Related Costs	Impairments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net	Other Spin-Off Costs	Gain on Sale of CareFusion Stock	Non-GAAP

Operating Earnings
Amount	$607	$70	$1	$24	($26)	$5	—	$681
Growth Rate	1%							5%

Earnings Before Income Taxes and Discontinued Operations	$540	$70	$1	$24	($26)	$48	($20)	$636

Provision for Income Taxes [1]	$372	$20	—	$8	($10)	($155)	—	$236

Earnings from Continuing Operations
Amount	$168	$50	—	$16	($16)	$202	($20)	$401
Growth Rate	(51)%							14%

Diluted EPS from Continuing Operations
Amount	$0.47	$0.14	—	$0.04	($0.04)	$0.56	($0.06)	$1.11
Growth Rate	(51)%							14%

The sum of the components may not equal the total due to rounding.

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Second Quarter	Second Quarter
(in millions)	2011	2010

GAAP Return on Equity	16.2%	18.5%

Non-GAAP Return on Equity
Net earnings	$215.4	$234.5
Restructuring and employee severance, net of tax, in continuing operations[1]	1.5	7.7
Acquisition related costs, net of tax, in continuing operations[1]	16.2	0.4
Impairments and loss on sale of assets, net of tax, in continuing operations[1]	1.1	0.2
Litigation (credits)/charges, net, net of tax, in continuing operations[1]	5.7	(15.8)
Other spin-off costs, net of tax[1]	3.2	3.9
Gain on sale of CareFusion stock, net of tax[1]	—	(20.0)
CareFusion net earnings in discontinued operations[1,2]	—	(0.3)

Adjusted net earnings	$243.1	$210.6
Annualized	972.4	842.4
Divided by average shareholders’ equity³	5,330.2	5,083.7
Non-GAAP return on equity	18.2%	16.6%

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.

[2]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.

[3]	The average shareholders’ equity shown above is calculated using the average of the prior and current quarters.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Year-to-Date			Year-to-Date
(in millions)	2011			2010

GAAP Return on Equity	19.2%			6.2%

Non-GAAP Return on Equity
Net earnings	$510.2			$196.3
Restructuring and employee severance, net of tax, in continuing operations[1]	2.7			50.0
Acquisition related costs, net of tax, in continuing operations[1]	17.3			0.4
Impairments and loss on sale of assets, net of tax, in continuing operations[1]	2.3			15.7
Litigation (credits)/charges, net, net of tax, in continuing operations[1]	6.5			(16.1)
Other spin-off costs, net of tax[1]	4.2			202.1
Gain on sale of CareFusion stock, net of tax[1]	(74.8)			(20.0)
CareFusion net earnings in discontinued operations[1,2]	—			(20.4)

Adjusted net earnings	$468.4			$408.0

Annualized	$936.8			$816.0

	Second Quarter	First Quarter	Fourth Quarter	Second Quarter	First Quarter	Fourth Quarter
	2011	2011	2010	2010	2010	2009
Non-GAAP Shareholders’ Equity
Total shareholders’ equity	$5,421.4	$5,239.0	$5,276.1	$5,226.1	$4,941.2	$8,724.7
Non-cash dividend related to CareFusion spin-off	—	—	—	—	—	(3,688.9)

Non-GAAP shareholders’ equity	$5,421.4	$5,239.0	$5,276.1	$5,226.1	$4,941.2	$5,035.8

Divided by average shareholders’ equity	5,312.2			5,067.7

Non-GAAP return on equity	17.6%			16.1%

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.

[2]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Second Quarter		Year-to-Date
(in millions)	2011	2010	2011	2010

GAAP Effective Tax Rate from Continuing Operations	34.4%	36.9%	32.3%	68.8%

Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$327.8	$365.0	$751.9	$540.0
Restructuring and employee severance	2.6	10.2	4.4	69.8
Acquisition related costs	18.0	0.5	19.3	0.6
Impairments and loss on sale of assets	1.7	0.4	3.6	24.0
Litigation (credits)/charges, net	6.1	(25.4)	7.5	(25.9)
Other spin-off costs	5.1	5.3	6.7	47.6
Gain on sale of CareFusion stock	—	(20.0)	(74.8)	(20.0)

Adjusted earnings before income taxes and discontinued operations	$361.3	$336.0	$718.6	$636.1

Provision for income taxes[1]	$112.8	$134.8	$242.6	$371.6
Restructuring and employee severance tax benefit[1]	1.1	2.5	1.7	19.8
Acquisition related costs tax benefit[1]	1.8	0.1	2.0	0.2
Impairments and loss on sale of assets tax benefit[1]	0.6	0.2	1.3	8.3
Litigation (credits)/charges, net tax benefit/(expense)[1]	0.4	(9.6)	1.0	(9.8)
Other spin-off costs tax benefit/(expense)[1]	1.9	1.4	2.5	(154.5)
Gain on sale of CareFusion stock tax expense[1]	—	—	—	—

Adjusted provision for income taxes	$118.6	$129.4	$251.1	$235.6

Non-GAAP effective tax rate from continuing operations	32.8%	38.5%	34.9%	37.0%

	Second Quarter
	2011	2010

Debt to Total Capital	33%	29%

Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$289.9	$12.7
Long-term obligations, less current portion	2,380.2	2,099.2

Debt	$2,670.1	$2,111.9
Cash and equivalents	(1,348.0)	(1,746.8)

Net debt	$1,322.1	$365.1
Total shareholders’ equity	$5,421.4	$5,226.1
Capital	$6,743.5	$5,591.2
Net Debt to Capital	20%	7%

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.

Forward-Looking Non-GAAP Financial Measures

We present non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast restructuring and employee severance, acquisition related costs, impairments and loss on sale of assets, litigation (credits)/charges, net, and other spin-off costs, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

	Second Quarter
(in millions, except days)	2011	2010

Days Sales Outstanding	19.7	17.5

Days Inventory on Hand
Inventories	$8,314.2	$7,961.0

Cost of products sold	$24,377.6	$23,962.0
Chargeback billings	3,302.6	2,790.8

Adjusted cost of products sold	$27,680.2	$26,752.8

Adjusted cost of products sold divided by 90 days	$307.6	$297.3

Days Inventory on Hand	27.0	26.8

Days Payable Outstanding
Accounts payable	$11,778.8	$10,543.1

Cost of products sold	$24,377.6	$23,962.0
Chargeback billings	3,302.6	2,790.8

Adjusted cost of products sold	$27,680.2	$26,752.8

Adjusted cost of products sold divided by 90 days	$307.6	$297.3

Days Payable Outstanding	38.3	35.5

Net Working Capital Days	8.4	8.8

Days Sales Outstanding: trade receivables, net divided by (monthly revenue divided by 30 days)

Days Inventory on Hand: inventory divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.

Days Payable Outstanding: accounts payable divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.

Net Working Capital Days: days sales outstanding plus days inventory on hand less days payable outstanding.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

DEFINITIONS

GAAP

Debt: long-term obligations plus short-term borrowings

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)

Diluted EPS from Continuing Operations: earnings from continuing operations divided by diluted weighted average shares outstanding

Effective Tax Rate from Continuing Operations: provision for income taxes divided by earnings before income taxes and discontinued operations

Gain on Sale of CareFusion Stock: realized gains from the sale of our ownership of CareFusion common stock retained in connection with the spin-off

Other Spin-Off Costs: costs and tax charges incurred in connection with our spin-off of CareFusion that are not included in restructuring and employee severance, acquisition related costs, impairments and loss on sale of assets and litigation (credits)/charges, net. Other spin-off costs include, among other things, the loss on extinguishment of debt and the income tax charge related to the anticipated repatriation of a portion of cash loaned to our entities within the United States

Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses)

Segment Profit Margin: segment profit divided by segment revenue

Segment Profit Mix: segment profit divided by total segment profit for all segments

Return on Equity: annualized net earnings divided by average shareholders’ equity

Revenue Mix: segment revenue divided by total segment revenue for all segments

NON-GAAP

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)

Net Debt: debt minus (cash and equivalents)

Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding

Non-GAAP Diluted EPS from Continuing Operations Growth Rate: (current period non-GAAP diluted EPS from continuing operations minus prior period non-GAAP diluted EPS from continuing operations) divided by prior period non-GAAP diluted EPS from continuing operations

Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spin-Off Costs and (6) gain on sale of CareFusion stock, each net of tax

Non-GAAP Earnings from Continuing Operations Growth Rate: (current period non-GAAP earnings from continuing operations minus prior period non-GAAP earnings from continuing operations) divided by prior period non-GAAP earnings from continuing operations

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spin-Off Costs and (6) gain on sale of CareFusion stock) divided by (earnings before income taxes and discontinued operations adjusted for (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spin-Off Costs and (6) gain on sale of CareFusion stock)

Non-GAAP Operating Earnings: operating earnings excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net and (5) Other Spin-Off Costs included within distribution, selling, general and administrative expenses

Non-GAAP Operating Earnings Growth Rate: (current period non-GAAP operating earnings minus prior period non-GAAP operating earnings) divided by prior period non-GAAP operating earnings

Non-GAAP Return on Equity: (annualized current period net earnings excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spin-Off Costs, (6) CareFusion net earnings in discontinued operations and (7) gain on sale of CareFusion stock, each net of tax) divided by average shareholders’ equity adjusted for the $3.7 billion non-cash dividend issued in connection with the spin-off